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                                                                    EXHIBIT 99.2

                       (ARLINGTON HOSPITALITY LETTERHEAD)

For Immediate Release
CONTACT:                                            MEDIA CONTACT:
James B. Dale, Chief Financial Officer              Jerry Daly or Carol McCune
847-228-5401 x 361                                  703-435-6293
jimdale@arlingtonhospitality.com                    jerry@dalygray.com


  ARLINGTON HOSPITALITY TO HOLD THIRD-QUARTER 2004 EARNINGS CALL ON NOVEMBER 16


         ARLINGTON HEIGHTS, Ill., November 12, 2004--Arlington Hospitality, Inc. (Nasdaq/NM: HOST), a hotel development and management company, primarily of AmeriHost Inns, today announced that the company will hold a conference call to discuss third-quarter 2004 financial results on Tuesday, November 16, 2004, at 11:30 a.m. ET.

         The call will be led by Jerry H. Herman, Arlington Hospitality president and chief executive officer, who will be joined by James B. Dale, chief financial officer. A question-and-answer period will follow the prepared remarks. Stockholders and other interested parties may participate in the conference call by calling (800) 240-2430, reference number 11015250. A recording of the call will be available by telephone until midnight on Tuesday, November 23, by dialing (800) 405-2236, reference number 11015250.

         Arlington Hospitality, Inc. is a hotel development and management company that builds, operates and sells mid-market hotels. Arlington is the nation's largest owner and franchisee of AmeriHost Inn hotels, a 106-property, mid-market, limited-service hotel brand owned and presently franchised in 20 states and Canada by Cendant Corporation (NYSE: CD). Currently, Arlington Hospitality, Inc. owns or manages 51 properties in 15 states, including 48 AmeriHost Inn hotels, for a total of 3,672 rooms, with additional AmeriHost Inn & Suites hotels under development.